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IBM/QCS Confidential

                                                                  Exhibit 10.12








                              SERVICES AGREEMENT

                                    BETWEEN

                 INTERNATIONAL BUSINESS MACHINES CORPORATION

                                      AND

                               QCS CORPORATION






NOVEMBER 23, 1996


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IBM/QCS Confidential


This Services Agreement is by and between International Business Mechines Corporation ("IBM"), a New York corporation having an office at 500 Columbus Avenue, Thornwood, New York 10594, and QCS Corporation ("QCS"), a Delaware corporation, having a principal place of business at 650 Castro Street, Suite 210, Mountain View, California 94041.

Certain IBM or its suppliers Services, custom solutions, and revenue based payment provisions are described in the applicable Attachments and Transaction Documents to this Agreement.

This Agreement and its applicable Attachments and Transaction Documents are the complete agreement regarding this transaction, and replaces any prior oral or written communications between us.

By signing below for our respective Enterprises, each of us agrees to the terms of this Agreement.

Once signed,
     1) any reproduction of this Agreement, an Attachment, or Transaction Document made by reliable means (for example, photocopy or facsimile) is considered an orginal and
     2) all Services and Products you order under this Agreement are subject to it.




AGREED TO: QCS CORPORATION               AGREED TO: IBM CORPORATION

BY: /s/ [illegible]                      BY: /s/ [illegible]
    ---------------------------              ---------------------------
                             QCS
        AUTHORIZED SIGNATURE                      AUTHORIZED SIGNATURE

NAME (PRINT): [illegible]               NAME (PRINT): [illegible]
             ------------------                       ------------------
DATE: 11/23/96         DATE: 10:27AM                            11/23/96



After signing, please return a copy of this Agreement to the following address:

          IBM Corporation
          500 Columbus Avenue
          Thornwood, NY 10594


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IBM/QCS Confidential

TABLE OF CONTENTS



   Section                Title                                       Page
   -------                -----                                       ----
   Part 1 - General                                                     4
   1.1                    Definitions                                   4
   1.2                    Agreement Structure                           5
   1.3                    Electronic Communications                     5
   1.4                    Prices and Price Changes                      5
   1.5                    Invoicing, Payment, and Audit                 5
   1.6                    Patents and Copyrights                        6
   1.7                    Limitation of Liability                       6
   1.8                    Your Additional Rights                        7
   1.9                    Changes to and Termination of Services        7
   1.10                   Changes to the Agreement Terms                7
   1.11                   Agreement Termination                         7
   1.12                   Geographic Scope                              8
   1.13                   Governing Law                                 8
   1.14                   Notice                                        8

   Part 2 - Responsibilities of the Parties                             8
   2.1                    Mutual Responsibilities                       9
   2.2                    Our Responsibilities                          9
   2.3                    Your Other Responsibilities                   9

   Part 3 - Warranties                                                  10
   3.1                    The IBM Warranties                            10
   3.2                    Extent of Warranty                            10
   3.3                    Items Not Covered by Warranty                 10

   Part 4 - Equipment Provided by IBM                                   10

   Part 5 - Customer Transmitted Data                                   11



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QCS has a Lotus Notes-based multimedia software product which links Retailers with their Suppliers in many locations offering a "business to business" retail services network. IBM has an extensive worldwide marketing base which includes Retailers, and the ability to provide networking services through the IBM InterConnect Service for Lotus Notes. QCS and IBM have decided therefore to work together as provided in this Agreement in order to deliver a service which links Retailers with their Suppliers worldwide, and have agreed to the following:

PART 1 - GENERAL

1.1 DEFINITIONS

  "AGREEMENT" shall mean this Agreement, together with any applicable Attachments and/or Transaction Documents.

  "END USER" is any party whom you authorize, by any means, for example, a USER IDENTIFICATION, to access the Service. It also means any party whom you authorize to access programs, data, or equipment within the Service.

  "ENTERPRISE" is any legal entity (such as a corporation) and the subsidiaries it owns by more than 50 percent.

  "EQUIPMENT" is a machine, its features, conversions, upgrades, elements, or accessories, or any combination of them. The term "Equipment" includes IBM Equpiment and any non-IBM Equipment we may provide to you.

  "MATERIALS" are work product (such as programs, program listings, programming tools, documentation, reports, and drawings) that we may deliver to you during a project. The term MATERIALS does not include Programs.

  "PRODUCT" is a Program or Equipment.

  "PROGRAM" is the following, including features and any whole or partial copies:
     1. machine-readable instructions;
     2. a collection of machine-readable data, such as a database; and
     3. related licensed materials, including documentation and listings, in any form.

The term PROGRAM includes an IBM Program and any non-IBM Program that we may provide to you. The term does not include licensed internal code or MATERIALS.

  "SERVICES" are described in the applicable Transaction Documents and include access to, and use of, Equipment, Programs, networking facilities, and associated enhanced communication and support services. Except for the right to use programs that we authorize you to access through the Services, we grant no other rights to those programs to you or End Users. Initially, the "IBM InterConnect for Lotus Notes" Service described in the Exhibit 01 hereto is made part of this Agreement.

  "START DATE" of a Service is the day on which we make it available to you.

  "SYSTEM" is the Services and Products we provide together under this Agreement that we identify to you as a "System."


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1.2 AGREEMENT STRUCTURE

  ATTACHMENTS
  Some Services and Products have terms in addition to those we specify in this Agreement.

  We provide the additional terms in documents called "ATTACHMENTS," which are also part of this Agreement. For example, we may describe the additional terms for Programs in an Attachment. We make the Attachments available to you for signature.

  TRANSACTION DOCUMENTS
  For each business transaction, we will provide to you the appropriate "TRANSACTION DOCUMENT(S)" that confirm the details of the transaction. Some Transaction Documents require signature, and others do not. Supplements are an example of Transaction Documents that must be signed by both of us. Supplements may contain descriptions of custom solutions and associated special charges or descriptions of project schedules, responsibilities, and associated charges. Exhibits and Fee Schedules are unsigned Transaction Documents that explain in detail standard Services, Programs, and associated charges. Initially Supplement 01 and Exhibit 01 are made a part of this Agreement.

  CONFLICTING TERMS
  If there is a conflict among the terms in the various documents, those of an Attachment prevail over those of this Agreement. The terms of a Transaction Document prevail over those of both of these documents.

1.3 ELECTRONIC COMMUNICATIONS

  Each of us may communicate with the other by electronic means, such as IBM; Mail Exchange and Information Exchange. Each of us agrees to the following for all electronic communications:
     1. a User Identification contained in an electronic document is legally sufficient to verify the sender's identity and the document's authenticity;
     2. an electronic document that contains a User Identification is a signed writing; and
     3. an electronic document, or any computer printout of it, is an original when maintained in the normal course of business.

1.4 PRICES AND PRICE CHANGES

  The payment terms and conditions described in: (i) Section 3, entitled "Set-up Costs and Frame Relay Surcharges" of Exhibit 01; and (ii) Section 2, entitled "Revenue Based Payments" of Supplement 01 sets forth our payment and price terms and are made part of this Agreement.

1.5 INVOICING, PAYMENT AND AUDIT

  Payments shall be made monthly and shall be deemed to be made on the date of electronic funds transfer to the following IBM account of amounts due. Account information such as account number, identification codes and address, will be provided with 30 days after the Effective Date.

  QCS will maintain relevant records to support payments made to IBM and to demonstrate to IBM that QCS has otherwise complied with this Agreement. QCS will retain and make available such records for three (3) years from the date of the related transaction or payments. If IBM requests, QCS will make financial records available to an independent auditor chosen and compensated by IBM. IBM's requests will be in writing and will not occur more than twice each year. The auditor will sign a confidentiality agreement and will only disclose to IBM any amounts due and payable for the period examined.


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  If an audit discovers that QCS underpaid IBM, QCS will pay the amount due plus interest. Interest accrues from the payment due date. The interest rate is the lower of two percent (2%) per month or the highest interest rate allowed by law. If QCS underpaid IBM by more than five percent (5%). QCS will immediately reimburse IBM for all expenses associated with the audit. IBM may also have other remedies under the law and this Agreement.

1.6 PATENTS AND COPYRIGHTS

  For purposes of this Section only, the term "Product" includes Materials alone or in combination with Products we provide to you as a System.

  If a third party claims that a Product we provide to you infringes that party's patent or copyright, we will defend you against that claim at our expense and pay all costs, damages, and attorney's fees that a court finally awards, provided that you:
     1. promptly notify us in writing of the claim; and
     2. allow us to control, and cooperate with us in, the defense and any related settlement negotiations.

  If such a claim is made or appears likely to be made, you agree to permit us to enable you to continue to use the Product, or to modify it, or replace it with one that is at least functionally equivalent. If we determine that none of these alternatives is reasonably available, you agree to return the Product to us on our written request and we may terminate the affected Service.

  This is our entire obligation to you regarding any claim of infringement.

  NOTICE OF INFRINGEMENT

  All notices of patent or copyright infringement permitted or required by this Agreement will be in writing, will be sent to the following address, and will take effect upon receipt.

                             IBM Corporation
                             Internet Division Counsel
                             Route 100, Box 100
                             Somers, NY 10589

  CLAIMS FOR WHICH WE ARE NOT RESPONSIBLE

  We have no obligation regarding any claim based on any of the following:
     1. your modification of a Product, or a Program's use with equipment and programs other than the Equipment and Programs with which the Program is designed to operate;
     2. the combination, operation, or use of a Product with any product, data, or apparatus that we did not provide; or
     3. infringement by a non-IBM Product alone, as opposed to its combination with Products we provide to you as a System.

1.7 LIMITATION OF LIABILITY

  Circumstances may arise where, because of a default on our part or other liability, you are entitled to recover damages from us. In each such instance, regardless of the basis on which you are entitled to claim damages from us, we are liable only for:
     1. payments referred to in our patent and copyright terms described above;
     2. bodily injury (including death), and damage to real property and tangible personal property; and
     3. the amount of any other actual loss or damage, up to the greater of $100,000 or the charges (if recurring or usage, 12 months' charges apply) for the Service or Product that is the subject of the claim.


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  This limit also applies to any of our subcontractors and Program developers. It is the maximum for which we are collectively responsible.

  ITEMS FOR WHICH WE ARE NOT LIABLE
  Under no circumstances are we, our subcontractors, or Program developers liable for any of the following:
     1. third-party claims against you for losses or damages (other than those under the first two items listed above);
     2. loss of, or damage to, your records or data; or
     3. economic consequential damages (including lost profits or savings) or incidental damages, even if we are informed of their possibility.

1.8 YOUR ADDITIONAL RIGHTS

  You may have additional rights under certain laws (such as consumer laws) which do not allow the exclusion of implied warranties, or the exclusion or limitation of certain damages. If these laws apply, our exclusions or limitations may not apply to you.

1.9 CHANGES TO AND TERMINATION OF SERVICES

  We will give you three months' written notice if we increase Service charges or change invoicing procedures, or when a planned change would substantially alter a Service from its current description. We will give you 12 months' written notice if we terminate a Service (or if we change this 12-month notice period). However, if a third party claims that a Product we provide as part of a Service infringes a patent or copyright, we reserve the right to terminate the Service effective immediately.

1.10 CHANGES TO THE AGREEMENT TERMS

  In order to maintain flexibility in our Services, Products, and options, we may change the terms of IBM's standard Services Agreement by giving you three months' written notice. However, these changes are not retroactive. They apply, as of the effective date we specify in the notice, only to new orders (those we receive on or after the date of the notice) and to on-going transactions, such as licenses and Services.

  Otherwise, for a change to be valid, both of us must sign it. Additional or different terms in any order or written communication from you are void.

1.11 AGREEMENT TERMINATION

  Subject to the next sentence, either party may, for its convenience, terminate this Agreement upon ninety (90) days' written notice to the other party. However, IBM will give you 12 months' written notice if such termination for convenience is based on the termination of the Service (or if we change this 12-month notice period). This Agreement will terminate either on the date specified in the notice, which shall be in compliance with the time periods for notice contained in this Section, or at a later date specified in the notice. Upon the receipt of notice of termination, the parties will stop work under this Agreement in an orderly manner and return the other's property in its possession, less one (1) archival copy of any Code delivered to the other party, including QCS Software solely for dispute resolution and internal account record purposes for a period not to exceed three (3) years, and which will be treated as confidential information pursuant to the terms of our Agreement for Exchange of Confidential Information for the entire period of such use.


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  Notwithstanding the foregoing, if QCS terminates, QCS' obligations contained in the "Revenue Based Payments" Section of Supplement 01, shall survive and continue, as provided in that Section.

  If IBM terminates for convenience, IBM will receive no share of Revenue earned after the date of termination, and QCS will pay IBM 100% of its share of the revenue through the date of termination.

  Either party may terminate this Agreement for cause, effective on receipt of notice to the other party, when that other party:
     a) becomes insolvent;
     b) becomes the subject of any proceedings seeking relief, reorganization, receivership or rearrangement under any laws relating to insolvency;
     c) makes an assignment for the benefit of creditors;
     d) begins the liquidation, dissolution or winding up of its business;
     e) consolidates, merges, sells, leases, exchanges or transfers 50% or more of its assets or otherwise changes control without IBM's consent which shall not be unreasonably withheld unless such a change of control involves an entity engaged in similar activities as IBM's contemplated activities under by this Agreement, in which case, IBM's consent shall be in IBM's sole and absolute discretion;
     f) commits a material breach which is not remedied within 30 days after notice, such as continued failure to make payment or knowing violation of intellectual property rights.

  The parties will promptly apprise each other if any such cause appears imminent.

  Termination of this Agreement does not affect previously granted paid-up rights and licenses to Retailers and Suppliers authorized by this Agreement. Any terms of this Agreement that by their nature extend beyond its termination (for example, with respect to Revenue, Intellectual Property, Indemnification, Limitation of Liability and Term and Termination) will survive. These terms will apply to either party's successors and assigns.

1.12 GEOGRAPHIC SCOPE

  All your rights, all our obligations, and all obligations are valid only in the country in which the transaction is performed or, if we agree, the country where the Product is placed in productive use, except that all licenses are valid as specifically granted.

1.13 GOVERNING LAW

  The laws of the State of New York govern this Agreement. The parties hereby expressly waive any right to a jury trial and agree that any action to resolve disputes relating to this Agreement shall be tried by a judge without a jury and that any proceeding, counterclaim or action arising out of or from this Agreement shall be commenced in the state of New York. The United Nations' Convention on International Sale of Goods does not apply.

1.14 NOTICE

  All notices permitted or required by this Agreement, except for notices of patent and copyright infringement which will be sent to the address specified in section 1.6, "Patents and Copyrights," will be sent to the following address and will take effect upon receipt:

                             IBM Corporation
                             Internet Division Counsel
                             Route 100, Box 100
                             Somers, NY 10589

PART 2 - RESPONSIBILITIES OF THE PARTIES


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2.1 MUTUAL RESPONSIBILITIES

  Each of us agrees that under this Agreement:
     1. neither of us grants the other the right to use its trademarks, trade names, or other designation in any promotion or publication, other than as provided in this Agreement or in the Transaction Documents;
     2. all information exchanged by both of us is nonconfidential unless covered by a signed confidentiality agreement or as otherwise provided in this Agreement or in the Transaction Documents. Part 5 of this Agreement describes our responsibilities for handling data and information you transmit using the Services;
     3. each is free to enter into similar agreements with others provided no conflict exists between such agreements and this Agreement;
     4. each grants the other only the licenses specified. No other licenses (including licenses under patents) are granted;
     5. each will promptly notify the other if it becomes aware of any unsafe conditions or hazardous materials to which the other's personnel would be exposed at any of its facilities;
     6. neither of us will bring a legal action more than two years after the cause of action arose; and
     7. neither of us is responsible for failure to fulfill its obligations due to causes beyond its control.

2.2 OUR RESPONSIBILITIES

  We will:
     1. inform you of Service descriptions, charges, discounts, allowances, and other terms in Transaction Documents;
     2. provide to you necessary User Identifications to enable access to the Services and;
     3. perform in accordance with the obligations set forth in the Transaction Documents.

2.3 YOUR OTHER RESPONSIBILITIES

  You agree:
     1. not to assign, or otherwise transfer, this Agreement or your rights under it, delegate your obligations, or resell any Service, without prior written consent. Any attempt to do so is void;
     2. to allow us to install mandatory engineering changes (such as those required for safety) on Equipment;
     3. that you are responsible for the results obtained from the use of the Services and Products;
     4. to provide us with sufficient, free, and safe access to your facilities for us to fulfill our obligations;
     5. to control and be responsible for User Identifications and their distribution to End Users;
     6. to obtain, install, and maintain suitable equipment as necessary to access the Services;
     7. to comply with all applicable laws, regulations, or conventions including those related to data privacy, international communications, and exportation of technical or personal data. You are responsible for obtaining all necessary governmental, regulatory, or statutory approvals for your use of the Services;
     8. to obtain all required permissions if you use a Service to copy, download, display, distribute, or execute programs or perform other works;
     9. to be responsible for data, programs, or other material that you provide for use with a Service, and ensure that
          1) we do not violate anyone's rights in providing the Service, and
          2) the disclosure or use of the material through the Service does not breach any contractual relationship;
     10. to inform, in writing, those whom you authorize to access a Service, of the applicable terms of the Agreement and that we have no liability to them. You may use the name "IBM" when informing them that your products are available through the Services; and


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     11. to authorize us to include your name, contact information, and other mutually-agreed-to information in a directory of IBM customers, unless you notify us otherwise in writing within one month of your first order for the Services.

PART 3 - WARRANTIES

3.1 THE IBM WARRANTIES

  Warranty for IBM Services
  For each IBM Service, we warrant that we perform it:
     1. in a workmanlike manner; and
     2. according to its current description contained in this Agreement, an Attachment, or a Transaction Document.

  Warranty for IBM Programs
  We specify the warranty for warranted IBM Programs in an Attachment.

  Warranty for Systems
  Where we provide a System (for example, when we provide Services, Equipment, and Programs according to our marketing proposal), we warrant that its components are compatible and will operate with one another. This warranty is in addition to our other applicable warranties.

3.2 EXTENT OF WARRANTY

  Misuse, accident, modification, unsuitable physical or operating environment, operation with equipment and programs other than the Equipment and Programs with which a Program is designed to operate, improper maintenance by you, or failure caused by a product for which we are not responsible, may void the warranties.

  THESE WARRANTIES REPLACE ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

3.3 ITEMS NOT COVERED BY WARRANTY

  We do not warrant uninterrupted or error-free operation of a Service or Product.

  We will identify IBM Services and Products that we do not warrant.

  Unless we specify otherwise, we provide Materials, non-IBM Services and non-IBM Products on an "AS IS" basis. However, non-IBM manufacturers, suppliers, or publishers may provide their own warranties to you.

PART 4 - EQUIPMENT PROVIDED BY IBM

  We may provide Equipment to be installed on your premises for the purpose of providing a Service. The Equipment is and will remain the asset of IBM or its lessor and will not become a fixture or realty.

  Certain Equipment may contain licensed internal code. We will identify this Equipment to you.

  No right, title, or interest in or to the Equipment, or licensed internal code associated with it, or any related planning information, is passed to you. However, we will use such Equipment to provide Services to you.


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  As appropriate, we will provide you physical planning information for the
  Equipment. You agree to comply with that information in order to provide an environment meeting our specifications.

  OUR RESPONSIBILITIES

  We will:
   1. install the Equipment we provide at your site unless we specify otherwise;
   2. maintain the Equipment; and
   3. be responsible for all return, removal, and shipping charges for the Equipment.

  YOUR RESPONSIBILITIES

  You agree to:
   1. provide and pay for the physical space and electrical power for the Equipment at your site;
   2. be responsible for loss of or damage to the Equipment caused by your or your employees' or your agents' intentional acts or negligence;
   3. provide us or our designee with all assistance reasonably necessary to permit us access to your site to perform inspection, installation, preparation for return, or maintenance as is appropriate;
   4. provide at no cost to us, adequate security to protect the Equipment from theft, loss, damage, or misuse;
   5. return to us, or permit us or our designee to remove at our discretion, the Equipment, any licensed internal code associated with it, and physical planning documentation at the expiration or termination of the Service;
   6. not alter the Equipment in any manner, not move it to other locations, and not transfer it to anyone else without our prior written approval;
   7. keep the Equipment free from all liens, charges, or encumbrances; and
   8. affix and keep in a prominent place on the Equipment any marking or label we require.

PART 5 - CUSTOMER TRANSMITTED DATA

  We agree not to disclose your confidential information, including programs and data, transmitted using the Services. However, we have no obligation of confidentiality relating to your information, including programs and data, which is not confidential. Information that is not confidential includes information which is:

   1. either currently publicly available or becomes publicly available in the future without our breach of any obligation or responsibility described in this Agreement;

   2. rightfully received by either of us from a third party, where the information was received without any obligation of confidentiality associated with it;

   3. already in our possession without an obligation of confidentiality;

   4. independently developed by us;

   5. approved for disclosure by you; or

   6. treated by you as nonconfidential.

  We also have no liability for any disclosure of information that occurs as the result of our delivery of your information, at your direction and to a recipient you designate, when the delivery is made in the normal course of Service provision (for example, to an incorrect delivery address provided by you to us). We may disclose information to the extent required by law.


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  Handling of your information
  You are responsible for selection and use of the security facilities and options that we provide.

  You are responsible to develop and maintain procedures (apart from the Services) to protect your information. You are responsible for backup and restoration of your information.

  For the purposes of operation and maintenance we may use, copy, display, store, and distribute internally your information. We agree not to reverse assemble or reverse compile your information.

  We do not guarantee that these procedures will prevent the loss of, alteration of, or improper access to, your information. You agree that access to your information will not prohibit or prevent us from developing or marketing any Service or Product.

  For transmission carried over interexchange carriers' and local exchange carriers' facilities, IBM is not responsible for transmission errors, or corruption or security of data.

  We reassign to other customers data storage that you return to us. We do not erase data storage and, in some cases, the next customer accessing a disk may be able to read residual data. We are not responsible for your failure to erase sensitive data from disk space returned to us.

Working Contract 11/23


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EXHIBIT 01 TO THE SERVICE AGREEMENT BETWEEN IBM CORPORATION AND QCS
   CORPORATION DATED NOVEMBER 23, 1996

IBM INTERCONNECT FOR LOTUS NOTES EXHIBIT
THE TERMS OF THE AGREEMENT APPLY TO THIS EXHIBIT

1. BACKGROUND

Under the terms of this Exhibit, we provide to you the "Basic Offer" version of IBM InterConnect for Lotus Notes Service (the "Service"). As part of this Service, IBM Corporation, or its suppliers ("we" or "us") will provide QCS Corporation ("you") space on our premises where your Lotus Notes applications and data bases will be resident and can be accessed by both you and users within your enterprise that you authorize. Additionally, the Service provides your authorized users with the capability to perform selected Lotus Notes functions. We provide you the use of the facilities under this Service, including those for loading, replicating and maintaining your applications and data bases, through a dial connection to the Service in the United States. We restrict the use of the facilities under this Service to your Lotus Notes administrator and to Lotus Notes client IDs and users whom your administrator has certified (and to whom your administrator has provided the appropriate network connection scripts).

Access to this Service is available through selected networks that are interconnected to the Service. Network interconnect access availability is subject to change without prior notice.

If either party terminates this Service, we will return to you your information and data content. We reserve the right to maintain one copy for archival purposes only, solely for dispute resolution and internal account record purposes for a period not to exceed three (3) years, and which will be treated as confidential information pursuant to the terms of our Agreement for Exchange of Confidential Information for the entire period of such use.

Both of us agree that neither party is a legal representative, partner, joint venturer, franchisee, or agent for any purpose of the other, unless both parties have signed a separate written business partner agreement. Other than as specified in this Exhibit or the Agreement, neither party makes any representations, or assumes or creates any obligations, on behalf of the other.

OUR RESPONSIBILITIES

We provide the hardware and software on our premises and the network connectivity, and are responsible for maintaining the Service and its operational status in support of your applications and data bases that are resident on our premises. We are responsible for licensing the software that we provide. We, in our sole judgment, provide the hardware, software and network connectivity we deem appropriate.

We are responsible for maintaining the network interconnect access, which is subject to change without prior notice. We will provide you a list of current interconnected networks upon request.

We will provide you with an "800" number for help desk support solely related to the Service.

YOUR RESPONSIBILITIES

You are responsible for the evaluation, selection, authorization, use and results obtained from the Lotus Notes security facilities and security procedures provided under this Service.

You are responsible for providing your own servers and/or workstations on your premises and for licensing, installing and maintaining on your servers and/or workstations the Lotus Notes program.


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IBM/QCS Confidential


Your are responsible for invoicing and collecting any fees which you charge to users that access your information and data content.

You shall not use this Service to send or receive any information in the form of text, graphics, or programs (whether or not provided by IBM) which infringes any patent, copyright, trademark, trade secret, or other intellectual property right, or any privacy or similar right of another. Immediately upon written notice we may terminate your authorization to maintain your information and data on our facilities if you infringe any intellectual property right, copyright, patent, trademark, privacy right, or similar right of another in conjunction with the information and data content you provide.

You are responsible for promptly notifying us of any event or circumstance, and will provide all information relating to such event or circumstance if requested by us, related to this Service or your information and data which could lead to a claim or demand against us by any third party.

You are solely responsible for the accuracy of all your information and data content, including but not limited to the applications and data bases you place or have placed on the Service. You are responsible for ensuring that your information and data content does not violate any law or regulation.

You will:

        1. be solely responsible for those who you permit to make modifications to your information and data, and any content contained therein, including but not limited to the accuracy and availability of the information and data content you provide to your users; and

        2. provide assistance to those who access your information and data content regarding its use.

INDEMNIFICATION

You shall defend, indemnify, and hold us harmless against any liabilities arising out of: a) any injury to persons or property caused by any item sold or advertised in connection with your information and data, b) any claim that any item sold or advertised in connection with your information and data does not comply with all local and international safety and labeling requirements and all other relevant local and international laws, treaties, regulations, ordinances, and the like, c) any defamatory, libelous or illegal, or allegedly defamatory, libelous or illegal material contained within your information and data, d) any material infringing or allegedly infringing on the proprietary rights (including but not limited to intellectual property rights) of a third party, e) any third party claim arising out of third party access or use of your information and data, and f) any claim by you that your data was compromised because of a failure to provide adequate security.

THIRD PARTY SOFTWARE

All third party software used to provide this Service is provided "as is." Notwithstanding Section 1.6, "Patents and Copyrights," of the Agreement, we do not provide you with any patent or copyright indemnification with regard to such third party software.

AVAILABILITY

Our objective is to make this Service available 24 hours per day 7 days per week except for scheduled maintenance. Maintenance is currently scheduled daily. However, access to the Service may be dependent upon resources not under the control of IBM. We reserve the right to interrupt the Service to perform emergency maintenance as needed.

2. INTERCONNECT BASIC OFFER - SERVICE: DETAILED DESCRIPTION

The Service provided to you hereunder is the "Basic Offer" of the IBM InterConnect for Lotus Notes Service only and is made up of the following components, each of which is discussed in detail below:

- Transport


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IBM/QCS Confidential


- Network and Server Management

- Performance Management

- Security

- Mail & Replication Services

- Implementation Support

- Help Desk Support

- Administrator Registration

- Set-up Costs and Frame Relay Surcharges

TRANSPORT

        FLEXIBLE ACCESS OPTIONS: Access to the Service is available through a variety of IBM options. IBM will help QCS determine the best access method for each specific location.

        DIAL-UP ACCESS: Dial-up access to the Service is available through a Global X.25 network. IBM provides a local dial node or 800 number by which a customer can establish a dialed modem connection. The network works with all modem manufacturers at a variety of speeds. The current maximum supported
rate is       [*]       . QCS will provide its own analog phone line and
modem to access the network. Note: Mobile or remote endpoints running Notes release 3.X typically use the X.PC protocol provided in Lotus Notes to connect with the Service's server complex.

        DEDICATED ACCESS: Customers may also select a dedicated frame relay connection from the IBM frame relay service. This service provides greater
bandwidth, with speeds of up to    [*]

        SLIP/PPP (IP) ACCESS: IBM will also offer PPP and SLIP dial in the future. The release 3.X client of Lotus Notes requires an external utility to establish the PPP connection, but this feature is built into Lotus Notes Release 4.

NETWORK MANAGEMENT

        TWENTY-FOUR HOUR NETWORK SURVEILLANCE: IBM provides 7x24 coverage of the Service's access facilities to ensure maximum availability of the Service's environment. Network services are proactively monitored for alarms (faults).

        NETWORK LOAD BALANCING: IBM will analyze the Service's network configuration to assure maximum utilization of access facilities.

        NETWORK REDUNDANCY: The Service utilizes "the best of breed" Global
X.25 and Frame Relay networks available. The redundant routing and intelligent networking built into these networks ensures the highest availability and quality.

        NETWORK CAPACITY MANAGEMENT: IBM proactively monitors network utilization to ensure that appropriate capacity is available for QCS' networking needs. If deficiencies are detected, IBM will contact QCS and take appropriate steps to remedy the situation.

SERVER MANAGEMENT

        STORAGE: IBM provides customers with 500 megabytes in the basic offer and options in increments of 1 gigabyte of disk space for storage of QCS' information.

        MIRRORED DISKS: IBM utilizes mirrored disks to assure the integrity of QCS' data and to prevent loss of information.

        NIGHTLY BACKUPS: IBM performs regularly scheduled nightly backups of QCS' data to provide a recovery source in case of data corruption.

[*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION


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        SERVER CAPACITY MANAGEMENT: IBM proactively monitors the Service's servers to help assure that adequate disk space and simultaneous user capacity is available to support the QCS' data requirements.

        LOAD BALANCING: IBM provides proactive monitoring of the Service's server environment. Additional servers may be added to ensure appropriate application performance.

        SURVEILLANCE AND MAINTENANCE: IBM provides proactive, 7 x 24 surveillance and maintenance of the Service's server environment. This includes monitoring server tasks and alarms to assure smooth and efficient operations.

SECURITY MANAGEMENT

        DIAL-UP LOG-IN AND PASSWORD: The Service users who access the service via dial-up connection use a pre-scripted log-in, password and user authentication for security purposes. This dial-up security supplements the security inherent in Lotus Notes that is, Access Control Lists (ACLs), user authentification and RSA encryption.

        APPLICATION FILTERING: Customers who access the Service via frame relay have the option of added security of specially administered routers that filter non-Notes messages. Such filters exclude non-Notes messages or data (such as Telent or FTP) from the Service's network.

        SECURE IBM SERVER COMPLEX: IBM takes several measures to help keep its server complex as physically secure as possible. The Service's server complex is located in a data center in which access is restricted to operational personnel.

MAIL & REPLICATION SERVICES

        MAIL: Intra and Inter-domain Notes mail is managed via the Service's server environment. IBM provides the transport, directory and server environment to support intra-domain mail and inter-domain Notes mail.

        INTER- AND INTRA-DOMAIN REPLICATION: The Service provides a secure environment for replication between and among domains. The replication schedule, domain environment and communications (if required) are managed by IBM. Inter-domain replication is available.

        MAIL GATEWAY: Mail can be sent to the Internet through a SMTP (Simplified Mail Transfer Protocol) gateway. Binary attachments to mail are supported through MIME (Multi-purpose Internet Mail Extension).

HELP DESK SUPPORT

        NOTES END USER SUPPORT: IBM provides multinational and multilingual support for Lotus Notes End Users. Domestic support is provided on a 24x7 basis. International support is available during business hours in the following languages: French, German, Italian and Spanish.

        NETWORK TROUBLE HOTLINE: IBM provides a toll-free hotline for server complex-related problem resolution. All network or server complex problems are solved free-of-charge.

        NOTES ADMINISTRATOR SUPPORT VIA PHONE: IBM provides Notes and network technical support via phone seven days per week, 24 hours per day.

        TROUBLE TICKET SYSTEM: The IBM Trouble Ticket System allows customer problems to be tracked from initial report through satisfactory resolution. As IBM staff works to resolve problems, current status is updated in the Trouble Ticket System. This allows IBM staff to discuss ticket history with customers if required.

        FAULT ISOLATION AND PROBLEM RESOLUTION: Fault isolation involves coordination among network operations and technical staff. Depending on the QCS' specific configuration, line testing and router reconfiguration may be used. The IBM staff works to pinpoint problems, track repair progress and resolve problems.

INTERNATIONAL SUPPORT


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IBM/QCS Confidential


Access numbers, hours of availability and native language support will vary based on geography. In all cases, an option will be available after hours to call into the domestic support center for support in English.

LOCATION           LANGUAGE           TELEPHONE #        SUPPORT HOURS
International      English            617-251-6881       7 x 24
Canada             English            617-251-6881       7 x 24
France             French             33-1-3067-2995     9:00AM-6:00PM M-Th 9:00AM-
                                                         5:30PM F
Germany            German             49-89-4513-4950    8:30AM-5:30PM M-F
Italy              Italian            33-1-3067-2995     9:00AM-6:00PM M-Th 9:00AM-
                                                         5:30PM F
Latin America      Spanish            617-251-6881       8:30AM-5:30PM M-F
                                                         7 x 24
                   English
South America      Spanish            617-251-6881       8:30AM-5:30PM M-F
                                                         7 x 24
                   English
Spain              Spanish            33-1-3067-2995     9:00AM-6:00PM M-Th 9:00AM-
                                                         5:30PM F
UK                 English            44-181-4790050     9:00AM-5:30PM M-F
USA                English            800-820-2336       7 x 24


IMPLEMENTATION SUPPORT

IMPLEMENTATION SUPPORT SERVICE

        The InterConnect Implementation Support Service helps to assure that each End Point is registered and successfully connects to QCS' InterConnect application. It facilitates rapid deployment of the customers IBM-based solution.

        ENDPOINT IMPLEMENTATION SUPPORT: The End Point enablement service provides customers with the basic support necessary to get End Points registered on the Service. IBM provides direct End Point support via phone to assure the first successful connection and replication to QCS' IBM-based application. The End Point enablement is offered on a 24x7 basis and is free of charge.

        QCS is responsible for contacting each Retailer endpoint to assess each End Point's interest and readiness to engage in the Service. QCS is responsible for sending InterConnect Registration and Welcome Kit materials to each Retailer endpoint. QCS is also responsible for providing any necessary hardware, software or analog phone services necessary to bring the End Point up on InterConnect.

        IBM is responsible for contacting each Supplier endpoint to assess each End Point's interest and readiness to engage in the Service. IBM is responsible for sending InterConnect Registration and Welcome Kit materials to each Supplier endpoint. IBM is also responsible for providing any necessary hardware, software or analog phone services necessary to bring the End Point up on InterConnect.

ADMINISTRATOR REGISTRATION

        INSTALLATION MANAGEMENT: IBM will work with QCS' designated InterConnect administrator to assure that initial implementation of QCS' IBM InterConnect for Lotus Notes server and transport meets scheduled due dates. QCS' IBM InterConnect for Lotus Notes server will be provisioned, databases loaded and transport ordered and provisioned according to QCS' specifications. QCS will be notified if dates are in jeopardy.


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IBM/QCS Confidential


        ADMINISTRATOR REGISTRATION: IBM will work with QCS' designated InterConnect administrator to assure proper cross certification and registration. QCS' designated InterConnect administrator is responsible for registering all other administrators and End Points. QCS' designated InterConnect administrator is required to have a Lotus Notes workstation and access to the network in order to perform InterConnect registration duties.

        COORDINATE INITIAL TEST AND TURN-UP: IBM will work with QCS' designated InterConnect administrator to ensure successful access to and connection with the Service once registration has been completed. QCS' designated InterConnect administrator is responsible for working with each additional administrator to assure successful test and turn-up.

        PROVIDE WELCOME KITS: IBM will provide two versions of IBM InterConnect for Lotus Notes Welcome Kits to QCS' designated InterConnect administrator; an administrator version and an End Point version. It is the responsibility of QCS' designated InterConnect administrator to distribute End Point welcome kits. Welcome kits contain dial-up connect scripts and safe IDs.

        ADMINISTRATOR TRAINING CALL: IBM conducts one free IBM InterConnect for Lotus Notes administrator training call per customer. The purpose of this call is to give QCS' administrator the training necessary to act as a central point of contact for all customer registration and initial connectivity needs. It is assumed that QCS' designated InterConnect administrator has attended the Lotus Notes Systems Administration I and II courses provided by Lotus and/or its designated training providers.

        AUTOMATED REGISTRATION TOOL: IBM provides tools for QCS' administrator which will enable him/her to add or delete the Service's End Points; to create, delete or modify the Service's Group Lists; to add another administrator; and to add and delete databases from the Service.

3. SET-UP COSTS AND FRAME RELAY SURCHARGES

A. In addition to payments and price terms as may be specified elsewhere in the Agreement, QCS shall make the following payments to IBM in the first billing month after the Effective Date:

Set up fee - which includes server installation, End Point enablement, domain registration and help desk registration.

COMPONENT               ONE TIME COST
Enterprise setup fee       [*]


B. QCS shall also pay IBM additional "Frame Relay Surcharges" as specified in invoices or similar documents, as follows:

     SPEED          MONTHLY COST


             [*]


Frame Relay Network Charges - based on bandwidth and distance from Point of Presence

[*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION


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
IBM/QCS Confidential


You will initially be provided with 500 megabytes of storage capacity as part of the Service. Additional units of storage will be made available to you in
increments of 1 gigabyte (GB) for an additional charge of [*]              .
Requests for additional storage will require a minimum of thirty (30) days written notice and are subject to availability.

IBM is a registered trademark of the International Business Machines Corporation. Lotus and Lotus Notes are registered trademarks of the Lotus Development Corporation.

Exhibit 1 11/23


[*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION


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
IBM/QCS Confidential


SUPPLEMENT 01 TO THE SERVICE AGREEMENT BETWEEN IBM CORPORATION AND QCS
   CORPORATION DATED NOVEMBER 23, 1996 (THE "AGREEMENT")

The Parties agree that for good and valuable consideration, the sufficiency of which the parties hereby acknowledge, the following terms and conditions shall apply to the Agreement.

1) DEFINITIONS

a) "CONSUMER" is a member of the public who purchases goods and/or services from a Retailer.

   "EFFECTIVE DATE" is the later date on which both IBM and QCS have signed this Agreement or December 2, 1996.

   "END POINT" is the point of contact with the IBM network (it may be a workstation with a single user, a mobile workstation or a server on a LAN with many users behind it). End Points run__________ QCS Lotus Notes based software.

   "END USER" is an individual who employs the QCS Lotus Notes based software for his or her business purposes.

   "EXISTING SUPPLIERS" are those Suppliers which have licensed the QCS Lotus Notes based software and are connected to the QCS server as of the Effective Date.

   "NETWORK SERVICE PROVIDER" is the IGN network service provided by IBM or "Other" network services provided by SITA and/or AT&T.

   "RETAILER" is an entity that sells goods and/or services to Consumers. This definition includes the associated units of a Retailer. A Retailer is not a government agency.

   "SUPPLIER" is an entity that primarily sells goods to a Retailer and/or to another Supplier. A Supplier is not a government agency.

   "SUPPLIER LEVEL" shall mean a number of Suppliers equal to one hundred fifty percent (150%) of the Existing Suppliers.

   "QCS SOFTWARE" is QCS' Lotus Notes-based multimedia software provided to IBM under this agreement. QCS Software may be Supplier, Retailer, or other End-User designated, or may be that which QCS provides to IBM for installation on the Service.

b) The following terms shall be used to describe QCS' revenue sources which are the basis for revenue based payments under the Agreement:


                                       [*]


[*]   CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION


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IBM/QCS Confidential


                                       [*]


2) REVENUE BASED PAYMENTS

REVENUE BASED PAYMENTS FORMULA:

In exchange for providing the Service specified in Exhibit 01, and for the mutual obligations set forth in the Agreement as of the Effective Date, QCS shall make payments to IBM as follows:

                        NETWORK                 PAYMENT
REVENUE                 SERVICE                 TO
SOURCE                  PROVIDER                IBM             SPECIAL RULES

                                       [*]


*percentages shall be of contracted revenue collected by or for QCS for the applicable Revenue Source

Effective at the time when the parties have connected a number of Suppliers equal to one hundred fifty percent (150%) of the number of Existing Suppliers ("Supplier Level") IBM will share in the revenue from the Existing Suppliers Subscription Revenue.

Notwithstanding the above, IBM's share of the Retailer Usage Revenue will in no event be less than twenty-nine dollars ($29.00) per End Point and eight dollars ($8.00) plus international surcharges per megabyte transmitted for each Retailer per month if the Retailer has migrated to the IBM service.

Prior to the time when the Supplier Level has been achieved, QCS will pay IBM twenty-nine dollars ($29.00) per End Point and eight dollars ($8.00) plus international surcharges per megabyte transmitted for each Existing Supplier per month if the Existing Supplier has migrated to the IBM Service.

QCS will pay IBM twenty-nine dollars ($29.00) per End Point and eight dollars ($8.00) plus

[*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION


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
IBM/QCS Confidential


international surcharges per megabyte transmitted for each QCS End Point used by QCS employees, QCS' service providers and QCS' business partners.

Periodically the parties may elect to revise the End Point rate and the base per megabyte rate subject to a separate written agreement and signed by both parties.

Other than as specified in this Agreement, no other transfers of revenue, shipping costs, taxes, tariffs, duties and the like will occur between the parties, and each party will bear its own expenses necessary to perform its obligations under this Agreement.

3) TERMINATION

If QCS terminates for convenience or, if IBM terminates for cause (as provided in the Agreement). QCS will continue to make payments to IBM as provided in this Supplement for five (5) years from the termination date, based on the following schedule:
("Years" are defined as the periods commencing on the termination date and each anniversary thereafter)

      Year1 = 100%; Year 2 = 80%; Year 3 = 60%; Year 4 = 40%; and Year 5 = 20%

4) INTELLECTUAL PROPERTY

QCS hereby grants to IBM the irrevocable right and license to use the trademarks, service marks or trade names ("Marks") of QCS for marketing and related purposes in order to market and conduct the activities necessary or advisable under and for the duration of this Agreement.

Unless expressly stated otherwise in this Agreement or in an identified separate agreement:
        a) IBM does not grant QCS any licenses to IBM trademarks, service marks, copyrights, patents or other intellectual property in the Service, Products or Materials under this Agreement;
        b) IBM does not grant QCS' Retailers or Suppliers any license under other IBM patents; and

For any materials (including code, documentation and related materials) which QCS provides to IBM hereunder, you hereby grant to IBM a non-exclusive, worldwide, irrevocable, license to use, reproduce, display, prepare derivative works and distribute all of the foregoing QCS Software in order to market and conduct the activities necessary or advisable under and for the duration of this Agreement.

5) FREEDOM OF ACTION

a) Each party may have similar agreements with others. Each party may design, develop, manufacture, acquire or market competitive products and services and conduct its business in whatever way it chooses provided there is no conflict with this Agreement. IBM does not guarantee the success of its marketing efforts or the availability of any information through or performance of the Service. Each party will independently establish prices for its products and services.

b) This Agreement shall not be construed to limit either party's right to obtain services or software programs from other sources, to prohibit or restrict either party from independently developing or acquiring materials competitive with those items developed or licensed hereunder, to restrict either party from making, having made, using, leasing, licensing, selling or otherwise disposing of any products or services whatsoever, nor to limit either party's right to deal with other vendors, suppliers, contractors or customers.

6) IBM AND QCS RESPONSIBILITIES

a) IBM RESPONSIBILITIES


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IBM will:
        a) install the QCS Software on the Service no later than ninety (90) days following the Effective Date;
        b) in IBM's sole and absolute discretion, market and install the QCS Software to Suppliers worldwide;
        c) in IBM's sole and absolute discretion, assist QCS in marketing to Retailers;
        d) assume responsibility for the acquiring the contents of, and packaging of the QCS Supplier Installation kit, which may include items such as digital camera, image-edit software, modem, and other hardware and software, no later than six (6) months after the Effective Date. During this transition period, IBM will refund QCS the expenses incurred for providing this service.
        e) provide telephone support maintenance for Lotus Notes and QCS software to Suppliers;
        f) regularly, but at least weekly, update the supplier customer database;

b) QCS RESPONSIBILITIES

QCS will:

        a) within two (2) business days following the Effective Date, deliver to IBM a complete list of Existing Suppliers comprising the pertinent information related to each Existing Supplier including, but not limited to, their names and addresses;
        b) for each Retailer that licenses the QCS Software prior to the
           Effective Date or anytime thereafter, provide to IBM current and timely pertinent information related to such Retailer's Suppliers including, but not limited to, their names and addresses;
        c) deliver to IBM, in an agreed to format(s) (i.e. tape, diskettes, CD-ROM or electronically) copies of the QCS Software sufficient to enable IBM to perform its obligations hereunder;
        d) at mutually agreed to times and locations, provide training and education to IBM personnel and IBM business partners related to the QCS Software to enable such personnel to train and educate third parties ("teach the teachers program");
        e) for a minimum of six (6) months following the Effective Date, maintain its existing sales, marketing, and technical personnel force to assist, support and educate IBM personnel in the sales and marketing of the QCS Supplier Software;
        f) provide to IBM a written or electronic monthly report containing all End User and other Customer escalations and complaints related to any products, offerings or services provided hereunder which QCS becomes aware of;
        g) continue acquiring the contents of, and packaging of the QCS Supplier Installation kit for a period up to six (6) months after the Effective Date;
        h) provide to mutually agreed to IBM Personnel, unlimited, twenty-four (24) hours, seven (7) days per week access to all the Lotus Notes based monitoring tools of those Retailers and Suppliers that are connected to the Service for network usage and revenue tracking purposes; and
        i) be responsible for all billing and collection activity associated with any products, Offerings or services provided hereunder and remit to IBM, in a timely manner any payments due to IBM in accordance with the Agreement.

c) IBM AND QCS RESPONSIBILITIES

IBM and QCS agree to use best efforts to:

        a) cooperate and migrate the QCS Software and related databases from QCS servers located at QCS facilities in Mountain View, California and London, England ("QCS Servers") to IBM servers located in facilities chosen by IBM in its sole discretion ("IBM Servers");
        b) within thirty (30) days following the Effective Date, form a Review Committee consisting of individuals representing each party, which will be responsible for setting the strategic

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
IBM/QCS Confidential


           direction of the overall project under this Agreement, making policy, setting targets and reviewing performance, obtaining the approval of the respective parties for press releases, publicity, advertising and other significant marketing activities; and
        c) create a plan and cooperate in its execution to migrate Existing Suppliers and Retailers to the Service.


Supplement 1 11/23


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